Exhibit 99.2

Company Contact:	Investor Relations Contact:
Mr. Y. Tristan Kuo	Ms. Lei Huang, Account Manager
Chief Financial Officer	CCG Investor Relations
China Biologic Products, Inc.	Phone: (646) 833-3417
Tel: 538-6202206	Email: lei.huang@ccgir.com
Email: IR@chinabiologic.com	www.ccgirasia.com
www.chinabiologic.com
Mr. Crocker Coulson, President
Phone: (646) 213-1915
Email: crocker.coulson@ccgir.com

For Immediate Release

China Biologic Products to Participate in the Brean Murray Carret & Co. Boston Healthcare 1x1 Conference

Tai'an, Shandong Province, PRC, February 25, 2010 – China Biologic Products, Inc. (NASDAQ: CBPO) (“China Biologic,” or the “Company”), a leading plasma-based biopharmaceutical company in China, today announced that the Company’s management team will attend the upcoming Brean Murray Carret & Co. (“BMC”) Boston Healthcare 1x1 Conference (the “BMC 1x1 Conference”), on March 1, 2010.

The BMC 1x1 Conference venue will be The Hilton Boston Financial District, 89 Broad Street, Boston, MA 02110. China Biologic’s management team will be available for one-on-one meetings with institutional investors at the conference.

Participation in the BMC Conference is by invitation only. Interested parties are asked to contact Lindsay Zuckerman at Lindsay.Zuckerman@bmur.com or call (212) 702-6577.

About China Biologic Products, Inc.

China Biologic Products, Inc. (the “Company”), through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co. Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd, and its equity investment in Xi’an Huitian Blood Products Co., Ltd., is currently the largest non-state-owned plasma-based biopharmaceutical company in China. The Company is a fully integrated biologic products company with plasma collection, production and manufacturing, research and development, and commercial operations. The Company’s plasma-based biopharmaceutical products are irreplaceable during medical emergencies, and are used for the prevention and treatment of various diseases. The Company sells its products to hospitals and other healthcare facilities in China.

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